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                              HOWARD HUGHES LEASE
                                   AGREEMENT
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                           FOURTH AMENDMENT TO LEASE



                 This Fourth Amendment to Athletic Club Ground Lease ("Fourth Amendment") is made and entered into as of December 11, 1996, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord" or "HHP"), and THE SPECTRUM CLUB COMPANY, INC., a California corporation, formerly known as Agoura Hills Spectrum Club, Inc. ("Tenant"), with respect to the following:

                                    RECITALS

                 A. Landlord and Tenant entered into that certain Athletic Club Ground Lease dated as of November 15, 1991 (the "Original Lease"), as amended by that certain First Amendment To Lease dated August 20, 1992 ("First Amendment), that certain Second Amendment To Lease dated August 21, 1992 ("Second Amendment"), and that certain Third Amendment To Lease dated April 11, 1994 ("Third Amendment"), pursuant to which Landlord leased to Tenant that certain parcel of real property (the "Premises") more particularly described in the conceptual description attached to the Original Lease as Exhibit "A," which Premises constitute a part of the development known as Howard Hughes Center as shown on the site plan attached to the Original Lease as Exhibit "B." The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to herein as the "Lease." Tenant caused the Premises to be improved with a building that has been since its completion, and continues to be, used as an athletic club facility (the "Club").

                 B. As required by the Lease, Landlord constructed a surface parking lot (the "Surface Lot") with appropriate landscaping, lighting and access to the Premises adjacent to the Premises and Tenant constructed a surface parking lot (the "Additional Surface Lot") with appropriate landscaping, lighting and access from Park Terrace which is located across Park Terrace from the Premises. Tenant and Tenant's employees, customers, members, guests, licensees, invitees and agents (collectively "Tenant's Parkers") have been and are entitled to use the Surface Lot and the Additional Surface Lot for parking in connection with their use of the Club.

                 C. Under the Lease, Landlord has the right to construct buildings and/or improvements on the Surface Lot provided that during the period of such construction on the Surface Lot, substitute parking shall be provided for Tenant's Parkers.
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                 D.       Concurrently with this Fourth Amendment, Landlord has
sold the Surface Lot site and the other parcel adjoining the Surface Lot site to Medistar L.A. Corporation, a California corporation ("Medistar") for the sole purpose of constructing on such other parcel a five (5)-story office building and of constructing on the Surface Lot site a five (5)-level parking structure (the "Parking Structure").

                 E. Also concurrently with this Fourth Amendment, Landlord has entered into that certain Construction, Operations and Easement Agreement For Parking Structure (the "Easement Agreement") with Medistar which provides, among other things, for the construction, use and maintenance of the Parking Structure including the requirement that the Parking Structure include 109 parking spaces for use by Landlord, Tenant's Parkers and future owners, tenants and users of the Premises.

                 F. As more fully set forth in this Fourth Amendment, Landlord desires to assign all of its rights under the Easement Agreement and Tenant desires to assume some of Landlord's obligations thereunder, Landlord shall construct an additional thirty eight (38) parking spaces in the Additional Surface Lot for use by Tenant's Parkers during and after the construction of the Parking Structure, and Landlord and Tenant desire to set forth herein the parking rights and privileges of Tenant's Parkers with respect to the Parking Structure, which rights and privileges will supersede those set forth in Sections 37(b) and (c) of the Lease with respect to the Surface Lot site and those set forth in Sections 37(a) and (f) with respect to certain Overflow Parking Facilities.

                                   AGREEMENT

                 IN CONSIDERATION of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Capitalized Terms: All capitalized terms when used herein shall have such meaning as is given such terms in the Lease or the Easement Agreement.

2. Assignment of Landlord's Rights in the Easement Agreement. Landlord hereby assigns all of Landlord's rights in the Easement Agreement, including, without limitation, the HHP Easement Rights, and Tenant hereby accepts such assignment. This assignment of Landlord's rights under the Easement Agreement shall:

         a) Be effective for the entire term of the Lease, as amended by this Fourth Amendment, and any extensions thereof. Upon the termination of the Lease, as amended by this Fourth Amendment, such assignment shall be void and of no further force and effect, and all of Landlord's rights in the Easement Agreement shall automatically revert back to Landlord.





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         b)      Extend to any assignee or sublessee of Tenant pursuant to the
         Lease, when such assignment or subletting is consented to in writing by Landlord or permitted without the consent of Landlord pursuant to the Lease.

3. Partial Assumption of Landlord's Obligations Under the Easement Agreement. Tenant hereby assumes all of the obligations of Landlord under the Easement Agreement, except as follows:



         a) Tenant shall have no responsibility for Landlord's obligation to reimburse Medistar for the Cost of the Parking Spaces, as provided in Section 2.3 of the Easement Agreement;

         b) Notwithstanding anything to the contrary contained in Sections 3.1(a) and (c) and Section 3.2 of the Easement Agreement and Section 7(a) and (c) of the Lease, the maximum monthly obligation of Tenant with respect to HHP's proportionate share of Operating Costs subsequent to the Occupancy Date, assuming the Parking Spaces are available for use by Tenant's Parkers, shall not exceed $________, or HHP's average monthly actual proportionate share of Operating Costs, whichever is less. Such maximum monthly obligation shall be adjusted as of January 1 of each calendar year commencing January 1, 1998 by a percentage equal to the percentage change in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Subgroup "all items," entitled "Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Los-Angeles-Anaheim-Riverside Average (1982-84=100)." The base for such adjustment shall be the index published for the month in which the Occupancy Date occurs, and the comparison index for each adjustment shall be the index published for the month of December immediately preceding the relevant adjustment date. If at any adjustment date there shall not exist the index in the same format as recited in this subsection, HHP shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall be most nearly equivalent thereto.





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                 The applicable Monthly Cap shall be proportionately reduced, from time to time, if, and to the extent, any Parking Spaces are not available for use by Tenant's Parkers.

                 When the new Monthly Cap for Tenant's monthly payment obligation with respect to Operating Costs has been determined, HHP shall give Tenant written notice to that effect indicating how such new maximum amount was computed. If any adjustment provided for herein shall not have been made at the commencement of the calendar year for which applicable, Tenant shall continue to pay Tenant's last applicable maximum monthly amount (or one twelfth (l/12th) of HHP's actual proportionate share of Operating Costs, if lesser) until Tenant receives HHP's written notice as to such adjustment. Within thirty
         (30) days after Tenant's receipt of HHP's notice, Tenant shall pay to Medistar an amount equal to the new maximum monthly payment by Tenant times the number of months from the commencement of the then current calendar year to the date of receipt of HHP's notice, less the aggregate amount paid by Tenant on account of HHP's proportionate share of Operating Costs for the same period. Thereafter, Tenant shall pay its monthly payment of HHP's proportionate share of Operating Costs at the new maximum amount set forth in HHP's notice.

                 c) Tenant shall not be responsible for any expenses incurred by HHP in having the Garage Site assessed as a separate tax parcel, as provided in Section 3.2(b) of the Easement Agreement.

                 d) Tenant shall not be responsible for HHP's obligation to reimburse Medistar, in the event Medistar rebuilds the Parking Structure after it is damaged or destroyed by a peril for which Medistar obtained property insurance, for the constructions costs attributable to the Parking Spaces to the extent such costs are not covered by such insurance, as provided in Section 4.2(c) of the Easement Agreement.

                 e) Tenant shall not be responsible for HHP's obligation to reimburse Medistar for the constructions costs attributable to the Parking Spaces under the circumstances described in the last paragraph of Section 4.2 of the Easement Agreement.

This assumption of Landlord's obligations under the Easement Agreement shall:

                 i) Be effective for the entire term of the Lease and any permitted extensions thereof; and





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                 ii)      Extend to any assignee or sublessee of Tenant
                 pursuant to the Lease, whether or not such assignment or subletting is in accordance with the provisions of the Lease.

The obligations of Landlord under the Easement Agreement which are not assumed by Tenant under this Fourth Amendment shall remain solely the obligations of Landlord and shall be deemed obligations of Landlord under the Lease. However, the obligations of Landlord under the Easement Agreement which are hereby assumed by Tenant shall not be deemed obligations of Tenant under the Lease and the failure of Tenant to perform such obligations shall not be deemed a default by Tenant pursuant to the Lease. Nevertheless, if Tenant fails to perform such obligations ("Tenant's Default") and, as a result thereof, Landlord suffers a loss or damages because Medistar pursues the remedies to which it is entitled under the Easement Agreement because of Tenant's Default, against Landlord instead of against, or in addition to, Tenant (by reason of Landlord remaining liable under the Easement Agreement notwithstanding the assignment of Landlord's rights therein as provided in Section 2 of this Fourth Amendment), then Landlord shall be subrogated to Medistar's rights and shall be entitled to seek the same remedies against Tenant for such loss or damage as Medistar was or would have been entitled to seek against Tenant as a result of Tenant's Default. Except to the extent, and only to such extent, of the obligations to be performed by Landlord pursuant to Section 5 of this Fourth Amendment in the event of a failure by Medistar to perform certain of its obligations under the Easement Agreement, the obligations of Medistar under the Easement Agreement shall not be deemed obligations of Landlord under the Lease, and the failure of Medistar to perform such obligations shall not be deemed a default by Landlord or Tenant pursuant to the Lease.

4. Substitute Parking. During construction of the Parking Structure by Medistar pursuant to the Easement Agreement, Landlord shall provide substitute parking for Tenant's Parkers, as follows:

         a) Landlord shall prepare, or cause to be prepared, a design and construction-level detailed plans for an additional thirty eight (38) parking spaces to the Additional Surface Lot (the "Additional Surface Lot Spaces"). Landlord shall construct, or cause to be constructed, the Additional Surface Lot Spaces at its sole cost and expense.

         b) Until construction of the Additional Surface Lot Spaces is complete and such Spaces are available for use by Tenant's Parkers, Tenant's Parkers shall be entitled to use sixty (60) parking spaces on the Surface Lot site closest to the Premises, as indicated on Exhibit 1 attached hereto and by this reference incorporated herein.





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         c)      Tenant's employees may at any time park free of charge in the surface lot adjacent to the parking structure that services the office building located at 6701 Center Drive West, as shown on Exhibit 2 attached hereto and by this reference incorporated herein.

         d) If, before or after the Additional Surface Lot Spaces are completed, the parking requirements of Tenant's Parkers exceed the capacity of the Additional Surface Lot, Landlord shall, at the request of Tenant and at Landlord's sole cost and expense, provide valet parking service at the Additional Surface Lot between the hours of 4 p.m. and 9 p.m. on weekdays, or such additional time and with such number of valets as is necessary to meet the requirements of Tenant's Parkers. In addition, if the provision of the above-described valet parking service does not satisfy the parking requirements of Tenant's Parkers, Tenant's Parker's may use, free of charge, either the 6701 Center Drive West parking structure or the Northpoint parking garage located at 6601 Center Drive West, as determined solely by Landlord, after 5:00 p.m. on weekdays and anytime on weekends and holidays.
                 In that connection, Landlord shall provide between the hours of 5:00 p.m. and 9:00 p.m. on weekdays a continuous service shuttle van for the purpose of shuttling Tenant's Parkers from such parking structure or parking garage to the Club and vice versa. Landlord shall pay for all reasonable costs associated with such shuttle service.



         e) Landlord shall cooperate with Tenant and promptly install and maintain, at Landlord's expense, such signs as may be reasonably required, from time to time, during construction, to identify available parking and designate spaces to be used by Tenant's Parkers, including any applicable overflow parking.

                 During and after construction of the Parking Structure, Tenant's Share of Operating Expenses relative to the Additional Surface Lot Spaces shall, upon their completion, be one hundred percent (100%) because Tenant shall be entitled to exclusive use of the Additional Surface Lot Spaces. During construction of the Parking Structure, Tenant's Share of Operating Expenses relative to the Surface Lot shall be zero percent (0%) for the sixty
(60) parking spaces described in subsection b) above notwithstanding Tenant's Parkers' exclusive use thereof.

5. Loss of Use of Parking Spaces. If, from time to time, Tenant's Parkers are unable to use readily any or all of the Parking Spaces and the other HHP Easement Rights, then Landlord shall provide promptly, and at no cost to Tenant whether as an Operating Expense or otherwise, substitute parking within the Development equivalent in number to the Parking Spaces. If such substitute parking is not located on or adjacent to the





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Additional Surface Lot (by, for example, expanding the capacity of the
Additional Surface Lot by up to an additional one hundred nine (109) parking spaces including the Additional Surface Lot Spaces) or otherwise located within two hundred (200) yards of the Premises, Landlord shall pay for the costs of a continuous service shuttle van, its driver and all reasonable costs associated with shuttling Tenant's Parkers from such substitute parking facility to the Premises from time to time during Tenant's business hours as Tenant shall reasonably require.



6. Eminent Domain Affecting HHP Easement Rights. If the HHP Easement Rights are acquired during the term of the Lease by an entity having the power of eminent domain and, as a result thereof, all or a portion of the Parking Spaces are no longer readily available to Tenant's Parkers, then Landlord shall provide promptly, and at no cost to Tenant whether as an Operating Expense or otherwise, substitute parking within the Development equivalent in number to the Parking Spaces that are no longer readily available to Tenant's Parkers.
If such substitute parking is not located on or adjacent to the Additional Surface Lot (by, for example, expanding the capacity of the Additional Surface Lot by up to an additional one hundred nine (109) parking spaces, including the Additional Surface Lot Spaces) or otherwise located within two hundred (200) yards of the Premises, Landlord shall pay for the costs of a continuous service shuttle van, its driver and all reasonable costs associated with shuttling Tenant's Parkers from such substitute parking facility to the Premises from time to time during Tenant's business hours as Tenant shall reasonably require.

7.       Valet Parking Option; Rights in Overflow Parking Facilities.

         (a) If Landlord elects to provide the substitute parking required pursuant to Section 5 or 6 of this Fourth Amendment, through the construction of additional parking, and if, prior to the completion of such construction, the parking requirements of Tenant's Parkers exceed the capacity of the Additional Surface Lot, Landlord shall, at the request of Tenant and at Landlord's sole cost and expense, provide valet parking service at the Additional Surface Lot from time to time during Tenant's business hours and with such number of valets as is necessary to satisfy the parking requirements of Tenant's Parkers. In addition, if the parking requirements of Tenant's Parkers exceed the sum of the substitute parking provided in Sections 5 or 6 of this Fourth Amendment, and the capacity of the Additional Surface Lot (including the thirty eight (38) parking spaces described in Section 4 a) of this Fourth Amendment), then any additional Tenant's Parkers shall be entitled to use the Overflow Parking Facilities designated by Landlord on the same terms and conditions as is set forth in Section 37(a) of the Lease.



         (b) If the parking requirements of Tenant's Parkers exceed, at any time and for any reason, the other parking rights available in this Fourth Amendment, then any additional Tenant's Parkers shall be entitled to use the Overflow Parking Facilities





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designated by Landlord on the same terms and conditions as are set forth in
Section 37(a) of the Lease.

8. Superseded and Amended Sections of the Lease. The provisions of this Fourth Amendment set forth the parking rights and privileges of Tenant with respect to the Parking Structure and amend and supersede in their entirety the provisions of Section 37(c) of the Lease. In addition, the term "Section 37" in Section 55 of the Lease shall hereafter read as follows: "Section 37, as
amended by the Fourth Amendment To Lease."   Sections 37(a) and 37(b) of the
Lease are hereby amended to read in their entirety as follows:

         37.     Parking.

                 (a) As required by the Work Letter, Tenant shall construct a surface parking lot with appropriate landscaping, lighting and access from Park Terrace ("Additional Surface Lot") which shall have the capacity for parking at least one hundred forty-eight (148) vehicles and shall be located across Park Terrace from the Premises. Tenant and Tenant's employees, customers, members, guests, licensees, invitees and agents (collectively, "Tenant's Parkers") shall be entitled to use the entire Additional Surface Lot until such time as the Additional Surface Lot is demolished pursuant to Paragraph 37(b) below. Any parking by Tenant's Parkers in the Additional Surface Lot, any substitute parking facility pursuant to Paragraph 37(b) below, and/or the "Overflow Parking Facilities" (as defined below) shall be free of charge to Tenant's employees and free of charge to all other Tenant's Parkers for the first two (2) hours, but thereafter shall be subject to a reasonable hourly parking fee not to exceed the fee generally charged to other parkers; any such fee for such other Tenant's Parkers shall be payable to Landlord with respect to parking in the Overflow Facilities and shall be payable to Tenant with respect to parking in the Additional Surface Lot and any substitute parking facility pursuant to Paragraph 37(b) below. The maximum total number of overflow parking privileges which Landlord shall be obligated to provide at any one time in an Overflow Parking Facility(ies) shall be equal to the difference between (i) an amount equal to ten (10) privileged per square foot of Construction Area of the Building, less (ii) one hundred nine (109) plus the capacity of the Additional Surface Lot (the "Parking Sum"). The term "Overflow Parking Facilities" shall mean the parking facilities located on those three
(3) sites of the Development marked as "6701 Center Drive West," "Summerlin Plaza," and "Summa Tower" on the Howard Hughes Center Site Plan attached to this Lease as Exhibit "B".

                 (b) Landlord shall have the right to construct buildings and/or improvements on the Additional Surface Lot at any time during the Term. If Landlord so constructs buildings and/or improvements on the Additional Surface Lot, Landlord must provide substitute parking on an alternate surface lot or parking structure within the Development equivalent to the capacity of the Additional Surface Lot. As a result, at all times during the Term, Tenant shall be entitled to parking privileges





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equivalent to the Parking Sum.  In the event that Tenant's parking privileges are relocated as provided above in this Paragraph 37(b), during such relocated period Tenant's Share of the costs and expenses of operation and maintenance of the Additional Surface Lot shall not be included in Operating Expenses but Operating Expenses shall include a reasonable allocation of the costs and expenses of operation and maintenance of the alternate surface lot or parking structure.



9. Entire Agreement. This Fourth Amendment and the Exhibits hereto contain the entire agreement of the parties with respect to the subject matter hereof, including the Easement Agreement. In the event of any conflict or inconsistency between the terms and provisions of the Easement Agreement and the Lease, as modified by this Fourth Amendment, the latter shall control.



10. Lease Remains in Effect. Except as provided in this Fourth Amendment, the terms and provisions of the Lease remain in full force and effect.





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                 IN WITNESS WHEREOF, Landlord and Tenant have entered into this
Fourth Amendment as of the date first above written.

LANDLORD:               HOWARD HUGHES PROPERTIES, LIMITED
                        PARTNERSHIP, a Delaware limited
                        partnership



                        By:     THE HOWARD HUGHES CORPORATION
                                (formerly known as Summa Corporation), a
                                Delaware corporation, its sole general partner

                                By: JOHN A. KILDUFF
                                    __________________________________________

                                     Its:    Executive Vice-President
                                             _________________________________



TENANT:                 THE SPECTRUM CLUB COMPANY, INC.
                        a California corporation



                         By:     /s/ D. MICHAEL TALLA
                                 ___________________________________________
                                 D. Michael Talla, its President





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